Exhibit 99.1

HeartFlow, the Leader in Precision Heart Care, Announces Merger with Longview Acquisition Corp. II to Become a Publicly Traded Company

•	Transforming the way heart disease is diagnosed and treated, HeartFlow’s artificial intelligence-enabled software platform brings precision heart care to cardiology.
•	The HeartFlow Analysis is the first and only non-invasive tool to assist with the diagnosis, management and treatment of patients with heart disease, the most common type of cardiovascular disease which accounts for one in three deaths and $1 out of every $6 of U.S. healthcare spend[1].
•	HeartFlow has demonstrated higher diagnostic accuracy compared to other non-invasive tests[2] with an 83% reduction in unnecessary invasive angiograms, resulting in a significant reduction in the total cost of care[3].
•	Merging with Longview Acquisition Corp. II (an affiliate of Glenview Capital Management) enables HeartFlow to accelerate adoption and supports the Company’s mission to transform the heart disease care continuum.
•	The transaction is also supported by existing institutional shareholders including Baillie Gifford, Blue Venture Fund, HealthCor Partners, and Wellington Management.
•	The combined pro forma enterprise value is approximately $2.4 billion, with an estimated $400 million in cash after closing.
•	A webcast to discuss the highlights of the proposed transaction is available at www.heartflow.com/investors.

REDWOOD CITY, Calif. and NEW YORK, NY– July 15, 2021 – HeartFlow Holding, Inc. (“HeartFlow”, or the “Company”), the leader in revolutionizing precision heart care, and Longview Acquisition Corp. II (NYSE: LGV) (“Longview”), a special purpose acquisition company sponsored by affiliates of Glenview Capital Management, LLC (“Glenview”), announced today that they have entered into a definitive business combination agreement that will support HeartFlow’s vision of revolutionizing precision heart care. Upon completion of the proposed transaction, the combined company will operate as HeartFlow Group, Inc. and is expected to be listed on the New York Stock Exchange (“NYSE”) under the symbol “HFLO.” The transaction will also provide the combined company with an estimated $400 million in cash for growth capital, product development and general corporate purposes.

1

Company Overview

Founded eleven years ago, HeartFlow is revolutionizing precision heart care with non-invasive, personalized cardiac tests and associated enterprise software suite solutions to address heart disease, the leading cause of death in the world. HeartFlow’s core product, the HeartFlow FFRCT Analysis, is a non-invasive cardiac test for stable symptomatic patients with coronary artery disease (CAD), the most common type of cardiovascular disease. With the HeartFlow FFRCT Analysis, the Company currently targets a $10 billion total addressable market opportunity that it plans to expand to over $50 billion through the introduction of new products, new customer site additions and increased utilization of HeartFlow in existing healthcare systems over the coming years.

Starting with a standard coronary computed tomography angiogram (CTA), the HeartFlow Analysis creates a digital, personalized three-dimensional model of the heart and provides CTA-derived Fractional Flow Reserve (FFRCT) values along the coronary arteries. This information helps physicians understand the degree to which a coronary blockage is impeding blood flow to the heart and determine the best treatment for each patient.

HeartFlow’s technology and business model democratize access to best-in-class diagnostic precision and therapy optimization for all patients. CAD diagnosis and management are rife with disparities in access and care across socially vulnerable populations, who often receive less care, and less than optimal care. The HeartFlow Analysis provides objective quantitative results, minimizes the need for patient visits, and enables access in diverse settings of care from primary care clinics to physician offices to hospitals. As such, HeartFlow delivers the same high-quality solution to all patients regardless of gender, race, ethnicity, geographic location, and socioeconomic status.

2

The HeartFlow Analysis is based on more than 25 years of scientific research and clinical data on the patient-specific modeling of blood flow in arteries. The Company has performed the HeartFlow Analysis on more than 100,000 patients through clinical development and commercialization.

The HeartFlow Analysis has regulatory clearance and is commercially available today in the U.S., the EU, the U.K. and Japan. The Company's commercial footprint includes over 470 customer sites globally, with 300 of those in the U.S., including 80% of the top 50 heart hospitals in the U.S., as listed by U.S. News and World Report. There are currently more than 425 publications specific to the HeartFlow Analysis in peer-reviewed medical journals studying over 10,000 patients with up to five years of follow up data. The data clearly demonstrate a higher diagnostic accuracy compared to other non-invasive tests2, an 83% reduction in unnecessary invasive angiograms, and with that a significant reduction in the total cost of care3.

HeartFlow is led by an experienced management team with significant cardiology, medical technology, and software expertise. The current Board of Directors is comprised of a combination of highly regarded investors and experienced operating executives including Chairman William Weldon, former Chairman and CEO of Johnson and Johnson, and Lonnie Smith, former Chairman and CEO of Intuitive Surgical.

3

Management Comments

“We believe that our non-invasive, artificial intelligence-enabled, cloud-based enterprise software solution can transform cardiovascular care with risk assessment, diagnosis planning and treatment management,” said John H. Stevens, MD, President, CEO and Co-Founder of HeartFlow. “Importantly, we have brought together a talented group of individuals with deep expertise in technology, cardiovascular medicine, and the business of healthcare and a deep commitment to patients to deliver on this vision. I’m incredibly proud of the HeartFlow team in reaching this important milestone.”

“We are thrilled to co-invest with the associates, leadership and shareholders of HeartFlow to promote rapid adoption of their life-saving, revolutionary approach to cardiac evaluation,” said Larry Robbins, Chairman of Longview and CEO of Glenview. “For us, HeartFlow’s compelling investment attributes leapt off the page: addressing a massive unmet medical need with proprietary, innovative technology through a highly attractive business model that experts widely cite as delivering superior patient outcomes at lower systemic costs.”

John Rodin, CEO of Longview, will join HeartFlow’s Board of Directors upon completion of the merger.

“The HeartFlow team is dedicated to providing heart disease patients the best possible care and democratizing access to this incredible technology,” said William C. Weldon, Chairman of the Board of Directors of HeartFlow. “This partnership with Longview and the Company’s existing investors will propel HeartFlow to further assist physicians in diagnosing, managing, and delivering precision care to patients with CAD.”

Investor Comments

“HeartFlow’s commitment to making cardiovascular care easier for doctors and safer for patients while lowering costs is the reason why we have the utmost confidence in their business model and management team,” said Dr. Tom Hawes, Managing Director of The Blue Venture Fund*. “We have supported HeartFlow since 2011 and we are looking forward to building on our partnership in the future as the company heads towards the public market.”

4

“We were impressed with the advantages the HeartFlow Analysis offered over existing solutions for evaluating CAD,” said Robert Natzler of Baillie Gifford. “We are extremely excited about its ability to simultaneously improve patient outcomes and physician experience whilst taking cost out of the system – a rare example of a win-win-win in healthcare.”

“Our team is proud to support HeartFlow and the outstanding management team,” said Jeffrey C. Lightcap, Senior Managing Director, Founder, HealthCor Partners. “We remain confident that HeartFlow's non-invasive and accurate alternative method of calculating FFR, the gold standard for assessing coronary stenoses, has the potential to meaningfully change the heart disease treatment paradigm."

Summary of the Proposed Transaction

The proposed transaction values HeartFlow at an initial pro forma enterprise value of approximately $2.4 billion and a fully distributed equity value of approximately $2.8 billion at signing. The transaction is expected to deliver up to $599 million of gross proceeds to HeartFlow (all coming from the $690 million cash in trust held by Longview) to accelerate growth as well as repurchase up to $110 million of equity from long-time shareholders and employees, representing approximately 5% pro forma shares outstanding. Any excess cash in trust will be distributed by Longview to its shareholders through a special dividend of up to $91 million immediately prior to closing. Pro forma for the business combination, legacy shareholders of HeartFlow and its employees will own approximately 73.0% of the public company.

The proposed transaction has been unanimously approved by each of Longview’s and HeartFlow’s Board of Directors. The proposed transaction is subject to the approval of Longview’s stockholders and the satisfaction or waiver of other customary conditions, including a registration statement being declared effective by the U.S. Securities and Exchange Commission (the “SEC”), and is expected to close in the fourth quarter of 2021.

5

Additional information about the proposed transaction, including a copy of the merger agreement and an investor presentation, will be provided in Current Reports on Form 8-K to be filed by Longview with the SEC, which will be available at www.sec.gov.

Advisors

J.P. Morgan Securities LLC and Cowen and Company, LLC are acting as financial advisors to HeartFlow. Cowen is acting as capital markets advisor to HeartFlow. King & Spalding LLP is acting as legal advisor to HeartFlow. UBS Investment Bank is acting as sole financial and capital markets advisor to Longview. UBS and Cowen underwrote the IPO of Longview in March 2021. Ropes & Gray LLP is acting as legal advisor to Longview.

Webcast Details

A webcast discussing transaction highlights and associated presentation materials is available on Deal Roadshow:

Deal Roadshow Investor Login Details

URL: https://dealroadshow.com

Entry Code: heartflow

Direct Link: https://dealroadshow.com/e/heartflow

About HeartFlow

HeartFlow is the leader in revolutionizing precision heart care, uniquely combining human ingenuity with advanced technology. HeartFlow's non-invasive HeartFlow FFRCT Analysis leverages artificial intelligence to create a personalized three-dimensional model of the heart. By using this model, clinicians can better evaluate the impact a blockage has on blood flow and determine the best treatment for patients. HeartFlow's technology is reflective of our Silicon Valley roots and incorporates over two decades of scientific evidence with the latest advances in artificial intelligence. For more information, visit www.heartflow.com.

6

About Longview Acquisition Corp. II

Longview was formed to partner with high-quality, growing companies to facilitate their successful entry to the public markets. Longview is sponsored by an affiliate of Glenview Capital Management, a registered investment adviser with a track record of creating value through constructive partnerships with companies operating in the public markets.

Additional Information and Where to Find It

In connection with the proposed business combination, Longview intends to file a Registration Statement on Form S-4, including a preliminary proxy statement/prospectus and a definitive proxy statement/prospectus with the SEC. Longview’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus and the amendments thereto and the definitive proxy statement/prospectus as well as other documents filed with the SEC in connection with the proposed business combination, as these materials will contain important information about HeartFlow, Longview, and the proposed business combination. When available, the definitive proxy statement/prospectus and other relevant materials for the proposed business combination will be mailed to stockholders of Longview as of a record date to be established for voting on the proposed business combination. Stockholders will also be able to obtain copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus, and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s website at www.sec.gov, or by directing a request to: info@longviewacquisition.com.

7

Participants in Solicitation

Longview and its directors and executive officers may be deemed participants in the solicitation of proxies from Longview’s stockholders with respect to the business combination. A list of the names of those directors and executive officers and a description of their interests in Longview will be included in the proxy statement/prospectus for the proposed business combination and be available at www.sec.gov. Additional information regarding the interests of such participants will be contained in the proxy statement/prospectus for the proposed business combination when available.

HeartFlow and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of Longview in connection with the proposed business combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed business combination will be included in the proxy statement/prospectus for the proposed business combination.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Longview’s and HeartFlow’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Longview’s and HeartFlow’s expectations with respect to future performance and anticipated financial impacts of the proposed business combination, the satisfaction of the closing conditions to the proposed business combination and the timing of the completion of the proposed business combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Longview’s and HeartFlow’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the ability of Longview and HeartFlow prior to the proposed business combination, and New HeartFlow following the proposed business combination, to meet the closing conditions in the business combination agreement, including due to failure to obtain approval of the stockholders of Longview and HeartFlow or certain regulatory approvals, or failure to satisfy other conditions to closing in the business combination agreement; (2) the occurrence of any event, change or other circumstances, including the outcome of any legal proceedings that may be instituted against Longview and HeartFlow following the announcement of the business combination agreement and the transactions contemplated therein, that could give rise to the termination of the business combination agreement or could otherwise cause the transactions contemplated therein to fail to close; (3) the inability to obtain or maintain the listing of the combined company’s Class A common stock on the New York Stock Exchange, as applicable, following the proposed business combination; (4) the risk that the proposed business combination disrupts current plans and operations as a result of the announcement and consummation of the proposed business combination; (5) the inability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition and the ability of the combined company to grow and manage growth profitably and retain its key employees; (6) costs related to the proposed business combination; (7) changes in applicable laws or regulations; (8) the inability of the combined company to raise financing in the future; (8) the success, cost and timing of HeartFlow’s and the combined company’s product development activities; (9) the inability of HeartFlow or the combined company to obtain and maintain regulatory approval for their products, and any related restrictions and limitations of any approved product; (10) the inability of HeartFlow or the combined company to identify, in-license or acquire additional technology; (11) the inability of HeartFlow or the combined company to maintain HeartFlow’s existing license, manufacturing, supply and distribution agreements; (12) the inability of HeartFlow or the combined company to compete with other companies currently marketing or engaged in the development of treatments for the indications that HeartFlow is currently pursuing for its product candidates; (13) the size and growth potential of the markets for HeartFlow’s and the combined company’s products and services, and each of their ability to serve those markets, either alone or in partnership with others; (14) the pricing of HeartFlow’s and the combined company’s products and services and reimbursement for medical procedures conducted using HeartFlow’s and the combined company’s products and services; (15) HeartFlow’s and the combined company’s estimates regarding expenses, future revenue, capital requirements and needs for additional financing; (16) HeartFlow’s and the combined company’s financial performance; and (17) the impact of COVID-19 on HeartFlow’s business and/or the ability of the parties to complete the proposed business combination; and (18) other risks and uncertainties indicated from time to time in the proxy statement/prospectus relating to the proposed business combination, including those under “Risk Factors” in the Registration Statement, and in Longview’s other filings with the SEC.

Longview cautions that the foregoing list of factors is not exclusive. Longview cautions investors not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Longview does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

8

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed business combination. This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act.

9

References

1.	CDC Division for Heart Disease and Stroke Prevention, 2019; American Heart Association, 2017; Yelin et. al.

2.	Driessen, et al. J Am Coll Cardiol 2019. Nørgaard, et al. J Am Cardiol 2014.

3.	Douglas, et al. J Am Coll Cardiol 2016.

4.	Karády, et al. JAMA Network Open 2020; Wall, et al. Int J Cardiovasc Imaging 2011; Rahsepar, et al. Curr Cardiovasc Imaging Rep. 2015.

*The Blue Venture Fund is a corporate venture fund program to which thirty-five BCBS entities have committed over $890 million across four Funds. The Funds invest in promising emerging companies of strategic relevance to Blue Cross and/or Blue Shield Plans and provide access to its portfolio to deploy innovation at scale. The Blue Venture Fund is sponsored by the Blue Cross and Blue Shield Association, an association of independent Blue Cross and Blue Shield companies.

Contacts

For Investors:

Leigh Salvo or Jack Droogan

Gilmartin Group

investors@heartflow.com

Longview Acquisition Corp.

John Rodin

info@longviewacquisition.com

For Media:

Jennie Kim

HeartFlow

jekim@heartflow.com

Ariane Lovell

Finn Partners

fpheartflow@finnpartners.com

10